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                                                                     EXHIBIT 4.5

                                  LINKTONE LTD.
                                 (the "COMPANY")

           EXCERPT FROM WRITTEN RESOLUTIONS OF THE SHAREHOLDERS OF THE
                                   COMPANY AND
            AGREEMENT BETWEEN THE SHAREHOLDERS OF THE COMPANY AND THE
                                     COMPANY

                             DATED 13 DECEMBER 2002

         This instrument is an agreement by the Company and the shareholders of the Company to amend the Shareholders Agreement in respect of the Company, dated November 19, 2001 (the "SHAREHOLDERS AGREEMENT").

1. AMENDMENT OF SHAREHOLDERS AGREEMENT

         Section 4.1(c) of the Shareholders Agreement is hereby amended and restated in its entirety to read as follows:

         "(c)     The Board of Directors shall consist of up to six (6)
         directors appointed as follows:

                  (i) Founding Shareholders Directors: The Founding Shareholders shall be entitled to appoint two Directors, one of whom shall be appointed by Lunar Occidental Group LLC, and one of whom shall be appointed by a majority vote of Jun Wu, Lee Haichao and Shao Xiaoli.

                  (ii)     Temasek (Hong Lim Investments Pte. Ltd.) Director:
                           Temasek shall be entitled to appoint one Director until such time as Temasek has sold or otherwise disposed of more than 50% of the Shares owned by Temasek as of the Closing Date (November 19, 2001); provided, however, that it own in the aggregate a Voting Shareholding Percentage in excess of 1%.

                  (iii) Linktone Ltd. Officer: The Chief Executive Officer of Linktone Ltd. shall be entitled to serve as a Director.

                  (iv) Acer (IP Fund One, L.P.) Director: Acer shall be entitled to appoint one Director until such time as Acer has sold or otherwise disposed of more than 50% of the Shares owned by it as of the Closing Date.

                  (v) Mitsubishi and Index Director: Mitsubishi and Index together shall be entitled to occupy 1 non-voting Board Observer Seat but can exchange the non-voting Board Observer Seat and appoint one director at any time until such time as Mitsubishi and/or Index has

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                           sold or otherwise disposed in the aggregate more than
                           50% of total shares owned by Mitsubishi and Index as of the Closing Date; provided, however, that Mitsubishi and Index own in the aggregate a Voting Shareholding Percentage in excess of 1%.

                  (vi) Vacated director seats resulting from any decline in the number of directors which Temasek or Acer are entitled to appoint shall be filled by nominees selected by a majority of the directors on the Board of Directors (excluding the departing director) and elected by holders of a majority of the then outstanding voting Shares."

         Section 4.3(a) of the Shareholders Agreement is hereby amended and restated in its entirety to read as follows:

         "The quorum necessary for the transaction of the business of the Board of Directors shall be four directors for so long as the Board of Directors comprises six directors and shall be three directors for so long as the Board of Directors comprises not more than five directors, and, in both instances, shall include (i) at least one director appointed by the Founding Shareholders; (ii) one director appointed by Acer, if Acer is then entitled to appoint a director; and (iii) one director appointed by Temasek, if Temasek is then entitled to appoint a director. If a quorum cannot be achieved within the first hour after any scheduled Board of Directors meeting, the meeting shall be adjourned and the parties shall reschedule the next meeting within 30 days in good faith pursuant to Section 4.2 above and the directors shall be obligated to participate in such rescheduled meeting in good faith."

         The first paragraph of Section 4.4 is hereby amended and restated to read as follows:

         "The Company shall not, and shall cause the Linktone Entities not to, take any action in connection with any of the following transactions, unless such transaction shall have been approved by a majority of the directors of the Board of Directors (such approval not to be unreasonably withheld by any director), including (i) the affirmative vote of the Acer director, if Acer is then entitled to appoint a director; and (ii) the affirmative vote of the Temasek director, if Temasek is then entitled to appoint a director; and (iii) the affirmative vote of at least one of the Founding Shareholder directors:"

Except as set forth in this amendment, all other terms and conditions of the Shareholders Agreement shall remain in full force and effect.

5. GENERAL AUTHORIZATION AND RATIFICATION

         IT IS UNANIMOUSLY RESOLVED THAT the authorized officers of the Company be, and each of them hereby is, authorized, instructed and directed, for and on behalf of the Company, to cause to be prepared, executed and delivered such documents, to file all instruments, to perform such acts, and to incur such expenses, all as may be necessary or appropriate to effect the intent of the foregoing resolutions; and

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         IT IS UNANIMOUSLY RESOLVED THAT any acts of any of the officers or directors of the Company, or any person or persons designated and authorized to act by any of them, which acts were taken prior to the adoption of the foregoing resolutions except that such acts were taken prior to the adoption of those resolutions, are hereby severally ratified, confirmed, approved and adopted as acts in the name of and on behalf of the Company.

         This instrument may be executed in one or more counterparts each of which shall be deemed an original but all of which shall constitute one and the same instrument.
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IN WITNESS WHEREOF,

Series B Preferred Shareholders:    IP FUND ONE, L.P.

                                    By: /s/ York Chen
                                        ----------------------------
                                        York Chen

Series C Preferred Shareholders:    INTRINSIC TECHNOLOGY (HOLDINGS) LTD.

                                    By: /s/ Ming Sui
                                        ----------------------------
                                        Ming Sui
                                        Chief Executive Officer

Series D Preferred Shareholders:    MITSUBISHI CORPORATION

                                    By: /s/ Motohiko Nakamwara
\                                       ----------------------------
                                        Motohiko Nakamwara
                                        General Manager, eCommerce Unit
                                        IT Projects Division

                                        INDEX CORPORATION

                                    By: /s/
                                        ----------------------------

Series E Preferred Shareholders:    HONG LIM INVESTMENTS PTE. LTD.

                                    By: /s/ Glarn Lay Hoon
                                        ----------------------------
                                        Company Secretary

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Founding Shareholders:              JUN WU

                                    /s/ Jun Wu
                                    ----------------------------

                                    LEE HAICHAO

                                    /s/ Lee Haichao
                                    ----------------------------

                                    SHAO XIAOLI

                                    /s/ Shao Xiaoli
                                    ----------------------------

                                    LUNAR OCCIDENTAL GROUP LLC

                                    By: /s/ Derek Sulger
                                        ----------------------------
                                    Name: Derek Sulger
                                    Title: Director

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Series A Preferred Shareholders:    ICON VENTURES ASIA LIMITED

                                    By: /s/
                                        ----------------------------
                                        Name:
                                        Title:

                                    Mike Jepsen
                                    Carol Lee
                                    Tim Chang
                                    Derek Chang
                                    Ted Davis
                                    Hiking Corporation Ltd.
                                    Greenacre Ventures Ltd.
                                    Orford Finance
                                    Begert, Mark
                                    Naqi, Zain
                                    Simev Ltd.
                                    Lee, Nicholas H(aifeng)
                                    Attali and Associates Venture
                                    Bouaoudia, Samir
                                    Dale, Andrew
                                    Axelsson, Per
                                    Satrap, Alrieza
                                    Hu, An Kai
                                    Kushner, Jason
                                    Hovey, William
                                    Sulger, Justin
                                    Santos, Robert
                                    Pratt, Jon
                                    Halpert, Samuel
                                    Erhard, John
                                    Hall, Robert
                                    Sulger, Helga
                                    Li, Dong
                                    Nelson, Kipp
                                    Chu, Rowena
                                    Cordeiro, Carlos
                                    Icon Ventures Asia Ltd.
                                    Yee, Danny
                                    Ryan, Barry
                                    Briger, Peter
                                    Harrington, Noreen
                                    Grant, Geoff
                                    Novogratz, Mike

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                                    Lunar Occidental LLC
                                    Oberoi, Alok
                                    Chang, Thomas
                                    Chalkstripe Consultants Ltd.
                                    McGoldrick, Mark
                                    Pitts, Thomas
                                    Eisler, Edward
                                    Atlantic Portfolio Management
                                    Tazza, Steven
                                    Parmenter, Julian
                                    Jessop, John
                                    WPP Global ESOP (HSBC Trustee CI Ltd)
                                    Scrase, Richard
                                    Langmuir, Gavin
                                    Vujnovich, Christopher
                                    Patton, Robert
                                    McAdam, Timothy
                                    Van Marcke, Lieven
                                    Kurtzman, Charles D
                                    Rogers, Brian
                                    Rosebud Securities Ltd.
                                    Wisnia, Samuel
                                    Stovell, Peter
                                    Klammers, Remy
                                    Anderson, Matthew
                                    Jessop Jr, Thomas F.
                                    Correa, Anthony
                                    Brumbach, Chris
                                    Patton, Richard
                                    Jessop Sr, Thomas
                                    Gennotte, Gerard
                                    Amato, Michael
                                    Ahrens, Nat
                                    Tarr, Greg
                                    Dyer, Ashley
                                    Lawin, Scott
                                    Rafferty, Mike
                                    Cacioppo, Anthony
                                    Kass, Jeffrey S.

                                    By: /s/ Patrick Benzie
                                        ----------------------------
                                        Patrick Benzie
                                        Attorney-in-Fact

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                                    As to Section 1 of the foregoing instrument:

                                    LINKTONE LTD.

                                    By: /s/ Nick Zhang
                                        ----------------------------
                                        Nick Zhang
                                        Chief Executive Officer